UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 21, 2007

STEELCASE INC.

Michigan (State of incorporation)	1-13873 (Commission File Number)	38-0819050 (IRS employer identification number)

901 44th Street SE Grand Rapids, Michigan (Address of principal executive offices)		49508 (Zip code)
(616) 247-2710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Management Incentive Plan, as amended and restated
Incentive Compensation Plan, as amended and restated

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On June 21, 2007, the shareholders of Steelcase Inc. (the “Company”) approved the amended and restated Steelcase Inc. Management Incentive Plan (the “MIP”) and the amended and restated Steelcase Inc. Incentive Compensation Plan (the “ICP”). The MIP allows the Company to grant annual and long-term incentive compensation awards to its employees, and the ICP allows the Company to grant stock options, stock appreciation rights, restricted stock, performance shares, performance units, cash-based awards, phantom shares and other share-based awards to employees of the Company or its subsidiaries or affiliates, directors of the Company and other individuals designed by the Company’s Board of Directors. An aggregate of 25,000,000 shares of the Company’s Class A Common Stock are reserved for issuance under the ICP, following approval by the Company’s shareholders on June 21, 2007 of the reservation of an additional 4,000 shares of Class A Common Stock. Awards under the MIP and the ICP are determined by the Compensation Committee of the Company’s Board of Directors or by the Company’s Chief Executive Officer pursuant to delegated authority and subject to certain limitations.
     Copies of the MIP and ICP are attached as Exhibit 10.01 and Exhibit 10.02, respectively, and are incorporated herein by reference. Summaries of the MIP and ICP are also included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 17, 2007, beginning on page 50, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d)

Exhibit Number	Description

10.1	Steelcase Inc. Management Incentive Plan, as amended and restated as of February 24, 2007

10.2	Steelcase Inc. Incentive Compensation Plan, as amended and restated as of February 24, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steelcase Inc.

Date: June 21, 2007

/s/ David C. Sylvester

David C. Sylvester
Vice President, Chief Financial Officer
(Duly Authorized Officer and
Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Steelcase Inc. Management Incentive Plan, as amended and restated as of February 24, 2007

10.2	Steelcase Inc. Incentive Compensation Plan, as amended and restated as of February 24, 2007